SMITH BARNEY MASSACHUSETTS MUNICIPAL FUND


Sub-Item 77I

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated
September 28, 2004 filed on September 28, 2004.
(Accession No. 0001193125-04-163240)

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated
January 21, 2005 filed on January 21, 2005.
(Accession No. 0001193125-05-009919)